                  OPTION AGREEMENT


THIS AGREEMENT made as of the 18TH day of May, 2001.


BETWEEN:

     ALAN BRENT HEMINGWAY B.Sc., Geologist, of  #50 - 1640
     162nd Street, Surrey, British Columbia, V4A 6T9

     (the "Optionor")

                                                    OF THE FIRST PART
AND:

     PRINCETON VENTURES, INC., a company duly incorporated pursuant to the laws of the state of Nevada, and having an office at Suite 304, 595 Howe Street, Vancouver,
     British Columbia, V6C 2T5

     (the "Optionee")

                                                   OF THE SECOND PART


WHEREAS:

(a) The Optionor is the owner of certain mineral claims located in the Lillooet Mining Division of British
Columbia;

(b) The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the Property, on the terms and condtions hereinafter set forth;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS
-----------

(a) For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

  (a)  "Exploration Expenditures" means the sum of:

    (i) all costs of acquisition and maintenance of the Property, all expenditures on the exploration and development of the Property, and all other costs and expenses of

                                                 /s/ ABH
whatsoever kind or nature, including
those of a capital nature, incurred or chargeable by
the Optionee with respect to the explorafion of the
Property, and

    (ii) as compensation for general overhead expenses which the Optionee may incur, an amount equal to 10% of all amounts included in subparagraph (i) in each year but only 5% of such amounts when paid by the Optionee under any contract involving payments by it in excess of $100,000 in one year;

  (b) "Option" means the option to acquire a 100% undivided interest in and to the Property as provided in this Agreement;

  (c) "Option Period" 'means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

  (d) "Property" means the mineral claim described in Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mineral leases or other interests into which such mineral claim may have been converted;

  (e) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property;

  (f) "Shares" means the up to 55,000 common shares in the capital of the Optionee to be issued to the Optionor pursuant to the exercise of the Option.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR
---------------------------------------------------------

 2. (a) The Optionor represents and warrants to and covenants with the Optionee that:

    (i) it is legally entitled to hold the Property and the Property Rights and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

    (ii) it is, and at the time of each transfer to the Optionee of an interest in the mineral Claims comprising the Property pursuant to the exercise of the Option it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any of the mineral claims;

    (a) the mineral claims comprising the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A";

    (b) there are not any adverse claim or challenges against or to the ownership of

                                                 /s/ ABH
or  title  to  any  of  the  mineral  claims
comprising  the  Property, nor  to  the knowledge of
the Optionor is there any basis therefor, and there
are no outstandng agreements or options to acquire or
purchase the Property or any portion thereof, and no
person has any royalty or other interest whatsoever in
production from any of the mineral claims comprising
the Property;

    (c) no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws goverrung the affairs of insolvent persons;

  (b) The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE
-----------------------------------------------------

3. (a) The Optionee represents and warrants to and covenants with the Optionor that:

    (a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

    (ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

   (iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;

   (iv) no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

                                                 /s/ ABH

    (v) the Shares will, at the time of delivery to the Optionor, be duly authorized and validly allotted and issued as fully paid and non-assessable free of any liens, charges or encumbrances;

  (b) The representations and warranties contained in this section are provided for the exclusively benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

  (c) The parties acknowledge and agree that the certificates representing the Shares shall be endorsed with the foflowmg legend pursuant to the Umted
States Securities Act of 1933:

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE
     BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN
     RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION
     REQUIREMENTS OF THE ACT.  SUCH SECURITIES MAY NOT BE
     REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED
     UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE
     PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH
     REGISTRATION.


GRANT AND EXERCISE OF OPTION
----------------------------

4. (a) The Optionor bereby grants to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims.

  (b) The Option shall be exercised by the Optionee:

    (i) paying the Optionor $1,000 U.S. on the execution of this Agreement, the receipt of which is hereby acknowledged by the Optionor;

   (ii) allotting and issuing to the Optionor, as fully paid and non-assesable, the Shares as follows:

      (A) 5,000  shares forthwith upon execution of this Agreement;

      (B) 50,000 shares upon the completion of the third
          phase of an exploration program on the Property on or
          before June 30, 2003
                                                 /s/ ABH

  (iii)   incurring Exploration Expenditures of $135,000 U.S.
on the Property on a three-phase exploration program as follows:

      (A) $5,000 U.S. on or before November 30, 2001

      (B) a further $10,000 U.S. on or before June 30, 2002; and

      (C) a further $120,000 U.S. on or before June 30, 2003.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that penod in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

The Option shall be deemed to be exercised upon the
Optionee making all payments, issuing all shares and
incurring  all  Exploration Expenditures   in  accordance
with  this Paragraph 4(b).

  (a) if and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims.


TRANSFER OF PROPERTY
--------------------

5. The Optionor shall, forthwith after the exercise of the Option by the Optionee, deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall have been acquired by the Optionee upon exercise of the Option.


RIGHT OF ENTRY
--------------

6. Throughout the Option Period the directors and officers of the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

  (a)  enter thereon;

  (b)  have exclusive and quiet possession thereof,
                                                 /s/ ABH

  (c) do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

  (d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

  (e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD
------------------------------------------------

7. During the Option Period the Optionee shall:

  (a) maintain in good standing those minerals claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in the regard and in order to keep such minerals claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

  (b) permit the directors, officers, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property;

  (c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

  (d) indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition;

  (e) permit the Optionor, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year,

  (f)  deliver to the Optionor, forthwith upon receipt
thereof, copies of all reports, maps,       assay
results and other technical data compiled by or prepared
at the direction of the Optionee with respect to the
Property.
                                                 /s/ ABH

TERMINATION OF OPTION BY OPTIONEE
---------------------------------

8.  (a)  The Option shall terminate:
    (i) upon the Optionee failing to incur or make any expenditure or issuance of shares which must be incurred or made or issued in exercise of the Option; or

   (ii) at any other time, by the Optionee giving notice of such termination to the Optionor.

  (b)  If the Option is terminated the Optionee shall:

    (i)  leave in good standing for a period of at least
12 months from the termination of the Option Period those mineral claims comprising the Property;

   (ii)  deliver   or  make  available  at  no  cost  to
the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor.

  (c) Notwithstandmg the termination of the Option, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property afl buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.


TRANSFERS
---------

9. (a) The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreernent and to the Property, containing:

    (i) a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

                                                 /s/ ABH

   (ii) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

  (b) No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a nunber of successive transfer, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitment accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

  (c) If the Optionor should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arms's length with the Optionor to purchase all or a part of its interest in the Property, which offer the Optionor desires to accept, or if the Optionor intends to sell all or a part of its interest in the Property:

    (i) The Optionor shall first offer (the "Offer) such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionor, as the case may be.

   (ii) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Optionor, disclose the personn or persons to whom the Optionor intends to offer its interest and, if the offer received by the Optionor from the Proposed
Purchaser provides for any consideration payable to the Optionor otherwise than in cash, the Offer shall include the Optionor's good faith estimate of the cash equivalent of the non-cash consideration.

   (iii) If within a period of 60 days of the receipt of the Offer the Optionee notifies the Optionor in writing that it will accept the Offer, the Optionor shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionor's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Optionee disagrees with the Optionor's best estimate, the Optionee shall so notify the Optionor at the time of acceptance and the Optionee shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting purchase price. If the Optionee so notifies the Optionor, the acceptance by the Optionee shall be effective and binding upon the Optionor and the Optionee, and the cash equivalent of any such non-cash consideration shall be determinated by binding arbitration and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Optionee shall in such case pay to the Optionor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionor being sold, the total purchase price which is specified in its notice to the Optionor

                                                 /s/ ABH
and such amount shall be credited to the amount
determinated following arbitration of the cash
equivalent of any non-cash consideration.

(iv) If the Optionee fails to notify the Opfionor before the expiration of the time limited therefor that it will purchase the interest offered, the Optionor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

(v)  Any sale hereunder shall be conditional upon the
Proposed Purchaser delivering a written   undertaking
to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.


SURRENDER OF PROPERTY INTERESTS
PRIOR TO TERMINATION OF AGREEMENT
---------------------------------

10.   The Optionee may at any time during  the Option Period
elect to abandon any one or more of the	mineral claims comprised
in the Property by giving notice to the Optionor of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee the Optionee shall retransfer such title to the Optionor at the Optionee's expense.


FORCE MAJEURE
-------------

11. (a) If the Optionee is at any time either during, the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b)  The Optionee shall give prompt notice to the Optionor
of each event of force majeure     and upon cessation
of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

                                                 /s/ ABH

CONFIDENTIAL INFORMATION
------------------------

12. No information fumished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.


ARBITRATION
-----------

13.   (a)   All questions or matters in dispute under this
Agreement shall be submitted to arbitration pursuant to the terms hereof.

  (b) It shall be a condition precedent to the right of any party to submit any matter to arbitration to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other patty, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

  (c) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of Bntish Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, Bntish Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and

                                                 /s/ ABH
reduce the same to writing, and
deliver one copy thereof to each of the parties.  The
expense of the arbitration shall be paid as specified
in the award.

(d)	The parties agree that the award of a majority of the
arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


DEFAULT
-------

14. If at any time during the Option Period the Optionee is in default of any provision in this Agreement (other than the provisions of subparagraph
4(b) for which no notice of default need be given), the Optionor may terminate this Agreement but only if:

  (a) it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

  (b) the Optionee has not, within 45 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or perfomance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the satne to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.


NOTICES
-------

15. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and fiom time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter further change.


GENERAL
-------

16. (a) This Agreement shall supersede and replace any other agreement or arrangement whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreernent.

  (b) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

                                                 /s/ ABH

  (c) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

  (d) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

  (e) This Agreement shall be governed by and construed in accordance with the laws of Bntish Columbia.

  (f)  Titne shall  be of the essence in this Agreement.

  (g) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

  (h) Any reference in this Agreement to currency shall be deemed to be Canadian currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written

SIGNED, SEALED AND DELIVERED)
BY ALAN BRENT HEMINGWAY     )
in the presence of:         )
                            )
/S/ Robert Rosner           )      /S/ Alan Brent Henmingway
____________________________)      _________________________________
Signature                   )      Signature

Robert Rosner
_________________________________ )
Name                              )

3362 -349 W. Geogria St.
Vancouver, B.C.
__________________________________)
Address                           )

THE COMMON SEAL OF
PRINCETON VENTURES, INC.
was hereunto affixed in the
presence of:

/S/ William C. Robertson
________________________________        C/S
Authorized Signatory

                                                 /s/ ABH

                             SCHEDULE "A"
                             ------------

                        Located Mineral Claims

                           Record
ClaimName                  Number          Year of Expiry
---------                  ------          --------------

MARY 1                     379151           July 10, 2003
MARY 2                     379152           July 10, 2003
MERRY ME 1                 370102           July 10, 2002
MERRY ME 2                 370103           July 10, 2002
MERRY ME 3                 370104           July 10, 2002
MERRY ME 4                 370105           July 10, 2002
MERRY ME 5                 370106           July 10, 2002
MERRY ME 6                 370107           July 10, 2002


all located in the Lillooet Mining Division, British Columbia

                                                 /s/ ABH